FOR IMMEDIATE RELEASE                                                                                                                                     NR11-05

THE SPECIAL COMMITTEE OF THE DYNEGY BOARD OF DIRECTORS
ISSUES OPEN LETTER TO STOCKHOLDERS

Outlines the Case for the Board’s Recommendation

Urges Stockholders to Read “Get the Facts Right” Filed Today with the SEC

HOUSTON – February 11, 2011 – Dynegy Inc. (NYSE: DYN) announced today that the Special Committee of its Board of Directors has issued an open letter to all Dynegy stockholders. In addition, Dynegy has filed a presentation with the Securities and Exchange Commission (“SEC”).  The full text of the letter appears below.

Dear Dynegy Stockholders:

You have an opportunity to decide whether Dynegy should sell itself to a financially stronger entity and provide all stockholders with a known value today, or alternatively, continue to work through significant financial challenges.  We believe that tendering your shares into the all-cash tender offer made by an affiliate of Icahn Enterprise L.P. (“IEP”) is the best outcome for all Dynegy stockholders. As we have said before, the Special Committee of your Board of Directors unanimously believes that accepting known premium value today is superior to the risks of continuing as an independent company.

We have come to this belief based on our years of experience with Dynegy, our collective understanding of Dynegy’s earnings potential and the variables that affect those earnings, and utilizing the advice of two independent financial advisors, Goldman Sachs and Greenhill, who have worked to perform financial analysis of Dynegy in the current market and under a variety of scenarios. It is our view that the current commodity price and regulatory environment, combined with Dynegy’s cash flow and debt profile, significantly challenge Dynegy’s ability to match the IEP return for our equity holders.

We believe our decision to recommend acceptance of the tender offer is further validated by the fact that Dynegy has recently completed two comprehensive “go-shop” periods totaling over 100 days. In the latest “go-shop” process, several firms performed due diligence including two who worked extensively but elected not to make an offer. This is despite the fact that the potential bidders, which included two large private equity firms, had the ability to structure bids in a manner that would have required IEP to either top their offers or support them.  During the past two years, with the assistance of two independent financial advisors, the Dynegy Board has considered a wide range of strategic alternatives – including remaining a stand-alone company, as well as the sale of various asset packages – with the goal of maximizing value for all Dynegy stockholders.

The Case for the Board’s Recommendation

We know that Dynegy has a strong portfolio of assets.  However, last summer our collective view of the future of natural gas and power markets, as well as Dynegy’s earnings power, changed significantly.  At that time, we realized that the weak market conditions – led by significant increases in natural gas production volumes and corresponding steep declines in natural gas prices, which resulted in lower power prices – were likely to be long lasting enough to significantly impair Dynegy’s ability to successfully navigate its cash flow challenges and high level of indebtedness.  In fact, since last summer, the fundamentals for commodity prices and environmental certainty have only deteriorated, further supporting our views that accepting IEP’s offer is the best outcome for all Dynegy shareholders.

In short, there is an intellectual case to be made for option value inherent in Dynegy related to market recovery.  However, given Dynegy’s cash flow position, we believe there are serious questions as to whether Dynegy will have sufficient liquidity available to reach eventual market recovery, and whether restructuring efforts to provide sufficient liquidity may result in a reduction of option value to current equity holders. In our opinion, the probability of that outcome is low and the risk to shareholders is unacceptably high.

We believe that given Dynegy’s liquidity challenges, the IEP transaction provides a better balance of value to all Dynegy stockholders and we do not believe it is prudent to subject Dynegy’s stockholders to the risk that this theoretical market recovery based option value will be realized.

Getting the Facts Right

As the final decision is yours, we want you to have the best available information and to understand the risks associated with the Seneca position.  Accordingly, Dynegy today filed a presentation correcting factual errors in the recent Seneca materials.

We believe that Seneca is seeking to advance its own objectives, and in doing so, it is unfortunate that Seneca:

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Did not participate in Dynegy’s open strategic alternatives process or otherwise engage with the Company to review Seneca’s assumptions and beliefs relative to detailed information about Dynegy’s business;

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Requested that it receive a waiver of certain provisions of the Stockholder Protection Rights Plan, which was put in place to protect all stockholders and to prevent anyone from acquiring creeping control of Dynegy without paying a control premium; and

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Disseminated materials that contained factual errors, inaccuracies, and exceedingly wishful assumptions about power markets and environmental enforcement that make its purported equity valuation highly misleading to our investors.

If Dynegy stockholders decide that continuing as an independent public company is the preferred path, we will continue to work to preserve the Company’s value, despite the uncertain market.

As we have stated publicly, we will consider stockholder suggestions for director nominees.  Although we hope and recommend that stockholders ultimately tender into the IEP offer, we have been at work taking actions and preparing plans for remaining an independent company.

The future of Dynegy is in your hands.  We believe that we have provided you with the facts so you can test Seneca’s assertions and make your own decision.

Sincerely,

The Special Committee of the Board of Directors of Dynegy Inc.

A copy of the presentation filed today is available on the SEC website at www.sec.gov and under the ‘Investor Relations’ section of the Company’s website, www.dynegy.com.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 11,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.”  Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q, the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in its preliminary proxy statement filed with the SEC on January 10, 2011 and the section entitled “Forward-Looking Statements” in its preliminary consent revocation statement filed with the SEC on November 26, 2010.  In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy’s 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) expectations regarding Dynegy’s revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiii) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xiv) beliefs about the outcome of legal, regulatory, administrative and legislative matters;  (xv) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; (xvi) uncertainties associated with the consent solicitation (the “Seneca Capital Solicitation”) engaged in by Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (“Seneca Capital”) and  (xvii) uncertainties associated with the proposed acquisition of Dynegy by an affiliate of Icahn Enterprises LP (the "Transaction"), including uncertainties relating to the anticipated timing of filings and approvals relating to the Transaction, the outcome of legal proceedings that may be instituted against Dynegy and/or others relating to the Transaction, the expected timing of completion of the Transaction, the satisfaction of the conditions to the consummation of the Transaction and the ability to complete the Transaction.  Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Notice to Investors
This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the outstanding shares of common stock of Dynegy Inc. (the “Company”) is being made pursuant to an offer to purchase and related materials that IEH Merger Sub LLC, an affiliate of Icahn Enterprises LP, and Icahn Enterprises Holdings L.P., as a co-bidder (collectively with IEH Merger Sub LLC, the “Offeror”), have filed with the SEC.  The Offeror has filed a tender offer statement on Schedule TO with the SEC in connection with the commencement of the offer, and the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials have or will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) are or will be available at no charge from the SEC through its website at www.sec.gov. The Schedule 14D-9 and related materials may be obtained for free from D.F. King & Co., Inc., Toll-Free Telephone: (800) 697-6975. Investors may also obtain copies of the Schedule TO and the related materials free from Morrow & Company; banks and brokerage firms can call Morrow & Company at (203) 657-9400, and stockholders can call Morrow & Company toll free at (800) 607-0088 . Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy's website, http://www.dynegy.com.

Additional Information About the Merger and Where to Find It
In connection with the potential merger, the Company filed a preliminary proxy statement with the SEC on January 10, 2011. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents  by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Company’s website, http://www.dynegy.com.

Participants in the Solicitation
Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy's stockholders with respect to the Merger. Information about Dynegy's directors and executive officers and their ownership of Dynegy's common stock is set forth in the proxy statement for Dynegy's 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents regarding the Merger, when filed with the SEC.

CONTACT:

Media: David Byford, 713-767-5800 Joele Frank / James Golden / Matthew Cuneo Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Analysts: Laura Hrehor, 713-507-6466